THE STEPHAN COMPANY
Quality Hair Preparations for Men & Women Since 1897
1850 W. McNAB ROAD, FT. LAUDERDALE, FLORIDA 33309
Telephone (954) 971-0600 Fax (954) 971-0636

COPY

April 27, 2009

CONFIDENTIAL

Curtis Carlson, Esq., Secretary
The Stephan Co.
1850 W. McNab Road
Ft. Lauderdale, Florida 33309

RE: Employment Agreement Between Frank F. Ferola, Sr. and The Stephan Co. ("Employment Agreement").

Dear Curt:

Supplemental to my letter to you dated July 6, 2005, the "7/6/2005 Letter" (see copy attached for your convenience), I have elected to further reduce my salary an additional thirty-five percent (35%) to $43,325.00 per month or $519,900.00 per annum. This reduction shall take effect June 3, 2009 and will be subject to my Employment Agreement salary increases effective January 1, 2010.

This letter is an integral part of the 7/6/2005 Letter and shall not be construed as a novation thereof and, except as expressly modified hereby, the 7/6/2005 Letter shall remain in full force and effect. Accordingly, I hereby ratify and confirm all stipulations stated in the 7/6/2005 Letter not expressly modified hereby.

Employee:

Frank F. Ferola, Sr.

CC: R. Spindler
L. Brett Babb

Attachment